Exhibit 99.1

Navitas Semiconductor Bolsters Leadership with Appointment of Tonya Stevens as Chief Financial Officer

Seasoned Finance Executive Brings Over 30 Years of Expertise to Lead Financial Strategy,

Drive Profitable Growth and Enable Scaling and Operational Excellence as Part of the Navitas 2.0 Transformation to High Power Markets

TORRANCE, Calif., Mar. 11, 2026 – Navitas Semiconductor, (Nasdaq: NVTS), an industry leader in next-generation GaNFast™ gallium nitride (GaN) and GeneSiC™ silicon carbide (SiC) power semiconductors, today announced the appointment of Tonya Stevens as Chief Financial Officer (CFO), effective March 30, 2026. With more than three decades of global finance and accounting experience in the semiconductor, technology and manufacturing sectors, Stevens will oversee Navitas' financial strategy, investor relations, treasury and the global finance organization as well as lead the path to profitability as the Company continues to drive the revolution in energy-efficient GaN and high-voltage SiC technologies.

Stevens joins Navitas from Lattice Semiconductor, where she served as Chief Accounting Officer and previously as Interim CFO. In these roles, she managed comprehensive financial operations, including SEC reporting, global accounting, tax, treasury, forecasting, internal controls and investor relations. Prior to Lattice, Stevens held senior finance leadership positions at Intel Corporation, Acumed and American Veterans Security. She began her career at PricewaterhouseCoopers, focusing on audit, financial risk management and capital markets transactions for multinational clients. Stevens holds a B.S. in Accounting, magna cum laude, from the University of Oregon and is a Certified Public Accountant.

"What drew me to Navitas was not only the Company's pivotal role in transforming power management with essential technologies for high-power markets driven by the AI catalyst, but also the executive team's profound commitment to innovation, scale, transformation and execution," said Tonya Stevens, CFO of Navitas Semiconductor. "My primary focus will be on reinforcing our financial foundation and discipline, instilling operational rigor and ensuring strategic alignment to enable the business to scale with velocity, ultimately delivering sustained long-term value to our customers and shareholders."

"I am super thrilled to welcome Tonya Stevens to our executive team as our new CFO. Tonya's exceptional track record of financial leadership in the semiconductor industry—spanning executive roles at Lattice Semiconductor and Intel—brings the depth of expertise and strategic insight we need at this exciting stage of Navitas' growth and transformation,” said Chris Allexandre, President and CEO of Navitas. “Her proven ability to lead key strategic transformations that helped companies optimize its operations and foster investor confidence will be instrumental as we scale our operations to a larger, profitable company as part of Navitas 2.0. Tonya is an exceptional addition to our world-class team, a great leader that I look forward to partnering closely with to execute our vision of electrifying the world with more efficient and sustainable power solutions and deliver scale through growth in our high power markets of AI data centers, grid and energy infrastructures, performance computing and industrial electrification."

About Navitas

Navitas Semiconductor (Nasdaq: NVTS) is a next-generation power semiconductor leader in gallium nitride (GaN) and IC integrated devices, and high-voltage silicon carbide (SiC) technology, driving innovation across AI data centers, energy and grid infrastructure, performance computing and industrial electrification. With more than 30 years of combined expertise in wide bandgap technologies, GaNFast™ power ICs integrate GaN power, drive, control, sensing, and protection, delivering faster power delivery, higher system density, and greater efficiency. GeneSiC™  high-voltage SiC devices leverage patented trench-assisted planar technology to provide industry-leading voltage capability, efficiency, and reliability for medium-voltage grid and infrastructure applications. Navitas has over 300 patents issued or pending and is the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas Semiconductor, GaNFast, GaNSense, GeneSiC, and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited and affiliates. All other brands, product names, and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Investor Relations Contacts:

Shelton Group

Leanne Sievers | Brett Perry

nvts-ir@sheltongroup.com

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are attempts to predict or indicate future events or trends or similar statements that are not a reflection of historical fact. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions. Forward-looking statements are based on current expectations of the management of Navitas and are not predictions of actual future performance. Our businesses are subject to certain risks that could materially and adversely affect our respective business, financial condition, results of operations, or the value of our securities. You are encouraged to review these and other risk factors set forth in the Risk Factors section of our most recent annual report on Form 10-K, as updated in our most recent quarterly report on Form 10-Q, and in other documents we file with the SEC.

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